SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2010

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

                            0-30318                                                                                              52-2181734
                         (Commission File Number)                                                                                          (I.R.S. Employer Identification No.)

500 ATRIUM DRIVE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 7.01. Regulation FD Disclosure.

Beginning on June 1, 2010, representatives of the Company intend to make certain disclosures on the Company's forums, which may include investor conferences, presentations to analysts and presentations to bankers.  Such disclosures may include the information contained in Exhibit 99.1 attached to this Current Report on Form 8-K. The Company is furnishing the information contained in Exhibit 99.1 pursuant to Regulation FD.

The information contained in Exhibit 99.1 is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in Exhibit 99.1, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By furnishing the information in this Item 7.01 and in Exhibit 99.1, the Company makes no admission as to the materiality of any information contained herein or therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1    Company Information

The information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

June 1, 2010
by           /s/ David Bassin
Name:  David Bassin
Title:  Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Company Information